                                                                   EXHIBIT 10(r)


                                                                [EXECUTION COPY]





                              ASSIGNMENT AGREEMENT

                            Dated as of May 13, 1996

                                    between

                           WESTMORELAND COAL COMPANY

                                      and

                     STONEGA MINING AND PROCESSING COMPANY

                               TABLE OF CONTENTS


                                                                                                           Page
1.  Transactions to be Effected at the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.1.  Assignment of Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.2.  Sale of Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.3.  Authorization of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.4.  Assumption of Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

2.  The Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.1.  Time and Place . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.2.  Deliveries by WCC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.3.  Deliveries by SMP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.4.  Effect of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

3.  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         3.1.  Representations and Warranties of WCC  . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 3.1.1.  Organization and Existence . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 3.1.2.  Authority; Approval; No Violations; Consents . . . . . . . . . . . . . . . . . .    6
                 3.1.3.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 3.1.4.  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                 3.1.5.  Governmental Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 3.1.6.  Reclamation and Surety Bonds . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 3.1.7.  Condition of Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 3.1.8.  Lease Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 3.1.9.  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 3.1.10. Title to Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 3.1.11. Subsequent Events or Knowledge . . . . . . . . . . . . . . . . . . . . . . . . .   13
         3.2.  Representations and Warranties of SMP  . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 3.2.1.  Organization and Existence . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 3.2.2.  Authority; Approval; No Violations; Consents . . . . . . . . . . . . . . . . . .   14
                 3.2.3.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 3.2.4.  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 3.2.5.  Subsequent Events or Knowledge . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.3.  Disclaimers of WCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

4.  Action Prior to the Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         4.1.  Investigation by SMP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         4.2.  Preserve Accuracy of Representations and Warranties  . . . . . . . . . . . . . . . . . . .   19
         4.3.  Consents of Third Parties; Governmental Approvals  . . . . . . . . . . . . . . . . . . . .   19
         4.4.  Operations Prior to the Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         4.5.  Antitrust Law Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

5.  Additional Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         5.1.  Discharge of WCC's Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         5.2.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         5.3.  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         5.4.  Prorations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         5.5.  Litigation Assistance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         5.6.  Re-Permitting of Property; Security; Payment of Costs. . . . . . . . . . . . . . . . . . .   25
         5.7.  Permits and Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         5.8.  UMWA Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

         5.9.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         5.10. Use of Power Line  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         5.11. Discharge from Wentz No. 1 and No. 2 and West Fork No. 1 Mines . . . . . . . . . . . . . .   35

6.       Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         6.1.  Indemnification by WCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         6.2.  Indemnification by SMP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         6.3.  Notice of Indemnity Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         6.4.  Third Person Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

7.  Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         7.1.  Conditions Precedent to Performance by WCC   . . . . . . . . . . . . . . . . . . . . . . .   42
                 7.1.1.  Performance of Agreement; Accuracy of Representations and Warranties . . . . . .   42
                 7.1.2.  No Restraint or Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                 7.1.3.  Necessary Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . .   43
                 7.1.4.  Necessary Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                 7.1.5.  Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                 7.1.6.  Documents Delivered  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                 7.1.7.  Corporate Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                 7.1.8.  Simultaneous Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         7.2.  Conditions Precedent to Performance by SMP . . . . . . . . . . . . . . . . . . . . . . . .   44
                 7.2.1.  Performance of Agreement; Accuracy of Representations and Warranties . . . . . .   44
                 7.2.2.  No Changes or Destruction of Transferred Assets  . . . . . . . . . . . . . . . .   45
                 7.2.3.  No Restraint or Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                 7.2.4.  Necessary Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . .   46
                 7.2.5.  Necessary Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                 7.2.6.  Documents Delivered  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                 7.2.7.  Simultaneous Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

8.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         8.1.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         8.2.  Notice of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         8.3.  Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

9.  Miscellaneous Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         9.1.  Exhibits and Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         9.2.  Time of the Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         9.3.  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         9.4.  Survival of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         9.5.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         9.6.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         9.7.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         9.8.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         9.9.  Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         9.10. Recording  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         9.11. Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         9.12. Entire Agreement; Amendments; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         9.13. Confidential Nature of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         9.14. Incorporation by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         9.15. Rules of Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

Schedule 1.1              -       Assigned Property
Schedule 1.2              -       Equipment Schedule
Schedule 3.1.2            -       WCC -- Authority; Approval; No Violations; Consents
Schedule 3.1.3            -       Litigation
Schedule 3.1.4            -       Environmental Matters
Schedule 3.1.5            -       Governmental Permits; Bonds

Schedule 3.2.2            -       SMP -- Authority; Approval; No Violations; Consents
Schedule 7.1.4            -       Necessary Consents
Schedule 7.1.5            -       Releases


Exhibit A - Definitions
Exhibit B - Opinion Letter of Counsel to WCC
Exhibit C - Opinion Letter of Counsel to SMP
Exhibit D - Instrument of Assignment
Exhibit E - Instrument of Assumption
Exhibit F - Letter from SMP to WCC -- UMWA Successor Agreement

                              ASSIGNMENT AGREEMENT



                 THIS ASSIGNMENT AGREEMENT, dated as of May 13, 1996, is made by and between WESTMORELAND COAL COMPANY, a Delaware corporation ("WCC") and STONEGA MINING AND PROCESSING COMPANY, a Virginia corporation ("SMP" or "Assignee").

                              W I T N E S S E T H:


                 WHEREAS, WCC desires to assign to SMP, and SMP desires to assume from WCC, a portion of the PVC Lease; and

                 WHEREAS, Assignee, in consideration for such assignment, desires to assume certain liabilities of WCC; and

                 WHEREAS, certain terms used herein are used as defined in Exhibit A hereto; and

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                   TRANSACTIONS TO BE EFFECTED AT THE CLOSING. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing on the Closing Date:

                 1. ASSIGNMENT OF REAL PROPERTY. WCC shall transfer, convey, and assign to SMP the PVC Lease in so far as it relates to the real property described on the maps attached as Schedule 1.1 (the "Assigned Property"), including WCC's interest in the power line which serves the Wentz coal preparation plant (the "Existing

Power Line"), and SMP shall accept such transfer, conveyance, and assignment. The PVC Lease, as it relates to the Assigned Property, is referred to hereinafter as the "Assigned Lease."

                 2. SALE OF EQUIPMENT. WCC shall sell, transfer, and convey to SMP, and SMP shall purchase and acquire from WCC, the equipment specified in Schedule 1.2 (the "Equipment").

                 3. AUTHORIZATION OF OPERATIONS. WCC shall authorize SMP to operate on the Governmental Permits.

                 4. ASSUMPTION OF LIABILITIES. SMP shall assume and agree to discharge, in accordance with their respective terms and subject to the respective conditions thereof (all of the following liabilities and obligations to be assumed by SMP hereunder being referred to herein as the "Assumed Liabilities"):

                 1. all liabilities and obligations arising on or after the Closing Date under the Assigned Lease;

                 2. all liabilities and obligations under (x) all Environmental or Mining Laws and (y) all Governmental Permits issued under Environmental or Mining Laws, to the extent that such liabilities and obligations relate to or arise in connection with the Transferred Assets or the operations of WCC on the Assigned Property prior to the Closing Date, except
(i) fines, fees, penalties, or interest assessed, incurred or due prior to the Closing Date, (ii) fees, penalties, or interest incurred or assessed subsequent to the Closing Date that relate solely to violations of law or other action that occurred prior to the Closing Date, and (iii) fines, fees, or penalties resulting from any governmental audits conducted after the Closing Date that relate solely to periods prior to the Closing Date; and

                 3. all obligations of WCC to the UMWA under the UMWA Agreement, that relate to or arise from or in connection with operations on the Assigned Property after the Closing Date provided that such obligations are not in addition to or greater than the obligations required of SMP in the Successor UMWA Agreement, and further provided that SMP shall not assume any obligation to pay any benefit to (a) any WCC employee not employed by SMP at the Assigned Property on or after the Closing Date or (b) any dependent of any such employee.

                 2.  THE CLOSING.

                 1. TIME AND PLACE. The closing of the transactions contemplated in this Agreement (the "Closing") shall be at 9:00 A.M. on the third day after the conditions precedent specified in paragraph 7 shall have been satisfied or waived, or on such earlier date as may be mutually agreed to by the parties hereto (the "Closing Date"), at the offices of Winthrop, Stimson, Putnam & Roberts, 1133 Connecticut Avenue, N.W., Washington, D.C. 20036.

                 2. DELIVERIES BY WCC. Subject to fulfillment or waiver of the conditions set forth in paragraph 7.1, at the Closing and against the deliveries to be made by SMP pursuant to paragraph 2.3, WCC shall deliver or cause to be delivered to SMP the following:

                 1. a copy of the resolutions of the Board of Directors of WCC authorizing the performance of this Agreement and the execution, delivery, and performance of each of the agreements and instruments executed in connection herewith or delivered pursuant hereto and the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of WCC as of the Closing Date;

                 2. the opinion of Theodore E. Worcester, Senior Vice President of Law and Administration, General Counsel and Corporate Secretary of WCC, substantially in the form set forth in Exhibit B;

                 3. copies of all consents, waivers, or approvals obtained by WCC with respect to the Transferred Assets or the consummation of the transactions contemplated by this Agreement;

                 4.  the Instrument of Assignment duly executed by WCC;

                 5. the certificates contemplated by paragraphs 7.2.1 and 7.2.2, duly executed by the President or any authorized Vice President of WCC;

                 6. certificates of title or origin (or like documents) with respect to any vehicles included in the Equipment for which a certificate of title or origin is required in order to transfer title;

                 7. a copy of the PVC Lease, certified by the Secretary or an Assistant Secretary of WCC and the Secretary or an Assistant Secretary of PVC, as in effect immediately prior to the closing of the transaction by the WCC-PVC Agreement (provided, however, that the economic terms thereof may be redacted); and

                 8. such other documents, instruments, and writings as SMP may reasonably request in connection with the consummation of the transactions contemplated hereby.

                 3. DELIVERIES BY SMP. Subject to fulfillment or waiver of the conditions set forth in paragraph 7.2, at the Closing and against the deliveries to be made by WCC pursuant to paragraph 2.2, SMP shall deliver or cause to be delivered to WCC (in the case of the items specified in paragraphs
2.3.1 through 2.3.5, 2.3.7, and 2.3.8) and to Penn Virginia Coal Company (in the case of the item specified in paragraph 2.3.6) the following:

                 1. a copy of the resolutions of the Board of Directors of SMP authorizing the performance of this Agreement and the execution, delivery and performance of each of the agreements and instruments executed in connection herewith or delivered pursuant hereto and the consummation of the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of SMP as of the Closing Date;

                 2. an opinion of counsel (which may be in-house counsel) substantially in the form set forth in Exhibit C;

                 3.  the Instrument of Assumption duly executed by SMP;

                 4. the certificate contemplated by paragraph 7.1.1, duly executed by the President or any authorized Vice President of SMP;

                 5. the Successorship Acknowledgment contemplated by paragraph 5.8, duly executed by an authorized official of the United Mine Workers of America - International Union ("UMWA");

                 6.  the letter of credit contemplated by paragraph 5.6.3;

                 7. a copy of the PVC-SMP Agreement, certified by the Secretary or an Assistant Secretary of SMP and the Secretary or an Assistant Secretary of PVC; and

                 8. such other documents, instruments, and writings as WCC may reasonably request in connection with the consummation of the transactions contemplated hereby.

                 4. EFFECT OF CLOSING. By its election to close, each of the parties hereto shall be deemed to have acknowledged the full performance by the other party of every agreement and obligation of the other party contained herein which is to be performed on or before the Closing.

                 3.  REPRESENTATIONS AND WARRANTIES.

                 1. REPRESENTATIONS AND WARRANTIES OF WCC. WCC hereby represents and warrants to SMP and agrees that, to the Knowledge of WCC:

                 1. ORGANIZATION AND EXISTENCE. WCC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                 2.  AUTHORITY; APPROVAL; NO VIOLATIONS; CONSENTS.

                 1. WCC has corporate power and authority to execute, deliver, and perform this Agreement and all of the WCC Ancillary Agreements and to consummate the transactions contemplated hereby and thereby.

                 2. The execution of this Agreement by WCC does not require the consent of the Board of Directors of WCC. WCC's performance of this Agreement and its execution, delivery, and performance of the WCC Ancillary Agreements require approval by its Board of Directors. Neither the execution and delivery of this Agreement or any of the WCC Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof conflict with, result in a breach of the terms, conditions, or provisions of, or constitute a default, an event of default, or an event creating rights of acceleration, termination, or cancellation, or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Transferred Assets, under (1) the Certificate of Incorporation or By-laws of WCC, (2) any material contract, note, instrument, agreement, mortgage, lease, license, franchise, permit, or other authorization, right, restriction, or obligation to which WCC is a party or any of the Assigned Property or the Equipment is subject or by which WCC is bound, (3) any Court Order to which WCC is a party or any of the Assigned Property or the Equipment is subject or by which WCC is bound, or (4) any Requirements of Laws affecting WCC or the Assigned Property or the Equipment. Except as set forth above and in Schedule 3.1.2, neither the execution of this Agreement or any of the WCC Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereby will require the approval, consent, authorization, or act of, or the making by WCC of any declaration, filing, or registration with, any Person, except as may be required under the HSR Act. This Agreement has been duly executed by WCC. Upon the receipt of approval from the Board of Directors of WCC, this Agreement will have been duly authorized, executed, and delivered by WCC and will be the legal, valid, and binding obligation of WCC enforceable in accordance with its terms, and each of the WCC Ancillary Agreements to which WCC is a party, upon execution and delivery by WCC will be a legal, valid, and binding obligation of WCC enforceable in accordance with its terms, in each case subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, and other similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                 3.  LITIGATION.  Except as described on Schedule 3.1.3:

                 1. there are no lawsuits, administrative proceedings, claims, suits, arbitrations or other proceedings, or investigations pending or, to the Knowledge of WCC, threatened against or affecting WCC (or a WCC Group Member) with respect to the Assigned Property or the Equipment nor, to the Knowledge of WCC, is there any basis for any of the same;

                 2. there are no pending lawsuits, claims, suits, bankruptcy petitions, proceedings, or investigations in which WCC (or a WCC Group Member) is the plaintiff, claimant, or petitioner, which relate to the Assigned Property or the Equipment; and

                 3. WCC is not in default with respect to any order, writ, injunction, or decree of any court or any Governmental Body to which any or all of the Assigned Property or the Equipment is or may be subject and which would materially adversely affect Assignee's use of the Assigned Property or the Equipment.

                 4. ENVIRONMENTAL MATTERS. Except as set forth in Schedule 3.1.4, to the Knowledge of WCC and as of the date of this Agreement:

                 1. the operations of WCC, including any contractor, licensee or other Person on the Assigned Property on the date of this Agreement, are in compliance with all applicable Environmental or Mining Laws;

                 2. WCC has obtained all environmental, health, and safety Governmental Permits necessary for its operations on the date of this Agreement with respect to the Assigned Property, and all such Governmental Permits are in good standing and WCC is in compliance with all terms and conditions of such permits; 3.1.4.3. WCC is not, with respect to the Assigned Property, subject to any on-going proceeding or investigation by, order from, or agreement with any Person (including any prior owner or operator of the Assigned Property) respecting (A) any Environmental or Mining Law, (B) any Remedial Action, or (C) any claim of Loss or Expense arising from the Release or threatened Release of a Contaminant into the environment;

                 3. WCC is not, with respect to the Assigned Property, subject to any judicial or administrative proceeding, order, judgment, decree, or settlement alleging or addressing a violation of or liability under any Environmental or Mining Law or Governmental Permit;

                 4. WCC has not, in the six months prior to the date of this Agreement, with respect to the Assigned Property: (A) reported a Release of a hazardous substance pursuant to CERCLA or any State equivalent; (B) filed a notice pursuant to Section 103(c) of CERCLA; (C) filed a notice pursuant to
Section 3010 of RCRA, indicating the generation of any hazardous waste, as that term is defined under 40 CFR Part 261 or any State equivalent; or (D) filed any notice under any applicable Environmental or Mining Law reporting a violation of any applicable Environmental or Mining Law; and with respect to the Assigned Property and each of the matters set forth in paragraph 3.1.4.5, no event has occurred that would have required WCC to have reported such Release or filed such notice where WCC failed to do so;

                 5. there is not either on or in the Assigned Property: (A) any treatment, recycling, storage, or disposal of any hazardous waste, as that term is defined under 40 CFR Part 261 or any State equivalent that requires or required a Governmental Permit pursuant to Section 3005 of RCRA, or any State equivalent or (B) any underground storage tank or surface impoundment except for the currently-permitted Wentz Refuse Area;

                 6. there is not on or in the Assigned Property any polychlorinated biphenyls (PCB) used in pigments, hydraulic oils, electrical transformers, or other equipment;

                 7. WCC has not received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment from or on the Assigned Property;

                 8. WCC has not, in the six months prior to the date of this Agreement, with respect to the Assigned Property, received any request for information in an enforcement context pursuant to Section 114 of the Clean Air Act, Section 1267 of SMCRA, Sections 308 and 402 of the Clean Water Act, Sections 8 and 11 of TSCA, Sections 3004(u), 3007, 3008, 3010 and 3013 of RCRA,
Section 104(e) of CERCLA, Section 103 of MSHA and similar provisions of applicable State law that have not been either responded to or abated;

                 9. except for the Governmental Permits, no Environmental Encumbrances have attached to the Assigned Property; and

                 10. WCC has not received any notice of violation with respect to the Assigned Property that has not been abated.

                 5.  GOVERNMENTAL PERMITS.

                 1. WCC owns, holds, or possesses all licenses, franchises, permits, privileges, immunities, approvals, and other authorizations from a Governmental Body that are necessary to entitle it to own or lease, operate, and use the Assigned Property and the Equipment in the manner in which the Assigned Property and the Equipment were operated by WCC immediately prior to WCC's cessation of active operations on the Assigned Property (herein collectively called "Governmental Permits").

                 2. Schedule 3.1.5 sets forth a list and brief description of each Governmental Permit. Complete and correct copies of all of the Governmental Permits have heretofore been made available to SMP.

                 6. RECLAMATION AND SURETY BONDS. Schedule 3.1.5 contains a list of all reclamation and surety bonds posted by WCC with respect to the Assigned Property and the Equipment (in each case specifying the surety, amount of bond, and mining or other Governmental Permit or other item to which such bond pertains) and any claims pending against WCC thereunder. The bonds listed in Schedule 3.1.5 are in full force and effect and all premiums billed with respect thereto have been paid. To the Knowledge of WCC, the bonds listed in such Schedule 3.1.5 satisfy all contractual requirements and Requirements of Laws applicable to WCC with respect to the Assigned Property and the
Equipment.   WCC has complied in all respects with each of such bonds.  True and complete copies of each such bond have been made available to SMP.

                 7. CONDITION OF EQUIPMENT. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH HEREIN, WCC MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE TRANSFERRED ASSETS, THE INTEREST THEREIN BEING TRANSFERRED ON AN "AS IS" BASIS, WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR INTENDED USE, OR OTHERWISE.

                 8. LEASE WARRANTY. WCC has corporate power and authority to execute, deliver, and perform the PVC Lease.

                 9. BROKERS. Neither WCC nor any Person acting on its behalf has engaged or used the services of any broker, finder, or similar Person for or on account of the transactions contemplated by this Agreement and, based upon the actions of WCC, its agents, or its Affiliates, no Person shall be entitled to a brokerage commission, finder's fee, or like payment in connection with this Agreement or in connection with the consummation of the transactions contemplated hereby.

                 10. TITLE TO EQUIPMENT. WCC has good and marketable title to the Equipment, free and clear of all Encumbrances other than Permitted Encumbrances.

                 11. SUBSEQUENT EVENTS OR KNOWLEDGE. If any event shall occur after the date of this Agreement but prior to the Closing Date that renders incorrect any of the representations and warranties contained in paragraph 3.1, or if WCC acquires actual knowledge after the date of this Agreement that any of the representations and warranties contained in paragraph 3.1 is incorrect, then WCC shall modify such representation and warranty by giving written notice thereof in reasonable detail promptly after receiving actual knowledge thereof to SMP (the "WCC Additional Disclosure"). If the WCC Additional Disclosure would have an adverse effect on the Transferred Assets or the transactions contemplated hereby, then SMP may either (a) terminate this Agreement pursuant to paragraph 8.1(c)(3) by giving WCC written notice of such termination within 5 Business Days after receiving the WCC Additional Disclosure or (b) waive any breach of representation or warranty by WCC under paragraph 3.1, and any claim for indemnification under paragraph 6.1, in respect of the WCC Additional Disclosure, which waiver shall be deemed to have been made by SMP unless SMP elects to terminate this Agreement as provided in clause (a) of this sentence. In determining whether any WCC Additional Disclosure would have an adverse effect on SMP or the transactions contemplated hereby, SMP may consider any and all prior WCC Additional Disclosures.

                 2. REPRESENTATIONS AND WARRANTIES OF SMP. SMP represents and warrants to WCC and agrees that, to the Knowledge of SMP:

                 1. ORGANIZATION AND EXISTENCE. SMP is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia.

                 2.  AUTHORITY; APPROVAL; NO VIOLATIONS; CONSENTS.

                 1. SMP has corporate power and authority to execute, deliver, and perform this Agreement and all of the SMP Ancillary Agreements and to consummate the transactions contemplated hereby and thereby.

                 2. SMP's execution of this Agreement does not require the consent of its Board of Directors. SMP's performance of this Agreement and its execution, delivery, and performance of the SMP Ancillary Agreements require approval by SPM's Board of Directors. Neither the execution and delivery of this Agreement or any of the SMP Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof conflict with, result in a breach of the terms, conditions, or provisions of, or constitute a default, an event of default, or an event creating rights of acceleration, termination, or cancellation, or a loss of rights under (1) the Certificate of Incorporation or By-laws of SMP, (2) any material contract, note, instrument, agreement, mortgage, lease, license, franchise, permit, or other authorization, right, restriction, or obligation to which SMP is a party or any of its assets or properties is subject or by which SMP is bound, (3) any Court Order to which SMP is a party or any of its assets or properties is subject or by which SMP is bound, or (4) any Requirements of Laws affecting
SPM or its assets or properties, or (b) require the approval, consent, authorization, or act of, or the making by SMP of any declaration, filing, or registration with, any Person, except as may be required under the HSR Act. Upon the receipt of approval from the Board of Directors of SMP, this Agreement will have been duly authorized, executed, and delivered by SMP and will be the legal, valid, and binding obligation of SMP enforceable in accordance with its terms, and each of the other SMP Ancillary Agreements upon execution and delivery by SMP will be a legal, valid, and binding obligation of SMP enforceable in accordance with its terms, in each case subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, and other similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                 3. LITIGATION. There is no pending or, to the Knowledge of SMP, threatened suit, action, or litigation, or administrative arbitration or other proceeding or governmental inquiry or investigation to which SMP is or may be made a party questioning the validity of this Agreement, any of the SMP Ancillary Agreements, or the transactions contemplated hereby or thereby.

                 4. BROKERS. Neither SMP nor any Person acting on its behalf has engaged or used the services of any broker, finder, or similar Person for or on account of the transactions contemplated by this Agreement and, based upon the actions of SMP, its agents, or its Affiliates, no Person shall be entitled to a brokerage commission, finder's fee, or like payment in connection with this Agreement or in connection with the consummation of the transactions contemplated hereby.

                 5. SUBSEQUENT EVENTS OR KNOWLEDGE. If any event shall occur after the date of this Agreement but prior to the Closing Date that renders incorrect any of the representations and warranties contained in paragraph 3.2, or if SMP acquires actual knowledge after the date of this Agreement that any of the representations and warranties contained in paragraph 3.2 is incorrect, then SMP shall modify such representation and warranty by giving written notice thereof in reasonable detail promptly after receiving actual knowledge thereof to WCC (the "SMP Additional Disclosure"). If the SMP Additional Disclosure would have an adverse effect on WCC or the transactions contemplated hereby, then WCC may either (a) terminate this Agreement pursuant to paragraph 8.1(d)(3) by giving SMP written notice of such termination within 5 Business Days after receiving the SMP Additional Disclosure or (b) waive any breach of representation or warranty by SMP under paragraph 3.2, and any claim for indemnification under paragraph 6.2, in respect of the SMP Additional Disclosure, which waiver shall be deemed to have been made by WCC unless WCC elects to terminate this Agreement as provided in clause (a) of this sentence. In determining whether any SMP Additional Disclosure would have an adverse effect on SMP or the transactions contemplated hereby, WCC may consider any and all prior SMP Additional Disclosures.

                 3. DISCLAIMERS OF WCC. Except as set forth in this Agreement, WCC has not made and does not make hereby any representation or warranty, express or implied, concerning the Transferred Assets. WCC does not make any projection concerning the income to be derived by SMP after the Closing Date with respect to the Transferred Assets and makes no representation or warranty concerning the quantity or quality of coal included in the Assigned Property, except that, to the Knowledge of WCC, such information as has been supplied to SMP by WCC concerning the quality and quantity of coal located upon the Assigned Property is materially correct.

                 4.  ACTION PRIOR TO THE CLOSING DATE.

                 The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

                 1. INVESTIGATION BY SMP. WCC shall afford to the officers, employees, and authorized representatives of SMP (including independent public accountants, engineering and environmental consulting firms, and attorneys) complete access during normal business hours to the Transferred Assets to the extent SMP shall deem necessary or desirable and shall furnish to SMP or its authorized representatives such additional information concerning the Transferred Assets as shall be reasonably requested, including all such information as shall be reasonably necessary to enable SMP or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of WCC contained in this Agreement have been complied with, and to determine whether the conditions set forth in paragraph 7.2 hereof have been satisfied. SMP agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of WCC. No investigation made by SMP or its representatives hereunder shall affect the representations and warranties of WCC hereunder. As part of SMP's investigation, WCC will make available to SMP copies of all portions of environmental audits relating to the Assigned Property conducted by or for WCC in the past 5 years.

                 2. PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the parties hereto shall refrain from taking any action that would render any representation or warranty contained in paragraph 3.1 or 3.2 of this Agreement inaccurate as of the Closing Date. Each party shall promptly notify the other of any action, suit, or proceeding that shall be instituted or threatened against such party to restrain, prohibit, or otherwise challenge the legality of any transaction contemplated by this Agreement or which may relate to the Transferred Assets. WCC shall promptly notify SMP of any lawsuit, claim, proceeding, bankruptcy petition, or investigation that may be threatened, brought, asserted, or commenced against WCC that would have been listed in Schedule 3.1.3 if such lawsuit, claim, proceeding, or investigation had arisen prior to the date hereof or is brought by WCC.

                 3.  CONSENTS OF THIRD PARTIES; GOVERNMENTAL APPROVALS.

                 1. WCC will act diligently and reasonably to secure, before the Closing Date, the consent, approval, or waiver, in form and substance reasonably satisfactory to SMP, required to be obtained for the consummation of the transactions contemplated by this Agreement or otherwise to satisfy the conditions set forth in paragraphs 7.1.4 and 7.2.5; provided that WCC shall not have any obligation to offer or pay any consideration in order to obtain any such consents, approvals, or waivers; and provided, further, that WCC shall not make any agreement or understanding affecting the Transferred Assets as a condition for obtaining any such consents, approvals, or waivers except with the prior written consent of SMP. During the period prior to the Closing Date, SMP shall act diligently and reasonably to cooperate with WCC to obtain the consents, approvals, and waivers contemplated by this paragraph 4.3.1.

                 2. During the period prior to the Closing Date, WCC and SMP shall act diligently and reasonably, and shall cooperate with each other, to secure any consents and approvals of any Governmental Body required to be obtained by them in order to permit the consummation of the transactions contemplated by this Agreement or otherwise to satisfy the conditions set forth in paragraphs 7.1.3 and 7.2.4; provided that WCC shall not make any agreement or understanding affecting the Transferred Assets as a condition for obtaining any such consents or approvals except with the prior written consent of SMP.

                 4. OPERATIONS PRIOR TO THE CLOSING DATE. Except as expressly contemplated by this Agreement or except with the express written approval of SMP, between the date hereof and the Closing Date, WCC shall not:

                 (a) enter into any contract for the sale, lease, or contract mining of any Assigned Property; or

                 (b) sell, lease (as lessor), transfer, or otherwise dispose of (including any transfers from WCC to any of its Affiliates), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the Transferred Assets except for Permitted Encumbrances.

                 5. ANTITRUST LAW COMPLIANCE. As promptly as practicable after the date hereof, WCC and SMP shall file or cause to be filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act, or any rules and regulations promulgated thereunder, with respect to the transactions contemplated hereby, if such a filing is required. Each party shall make its best efforts to assure that all such filings will be done in a professional manner and in accordance with the HSR Act and any such rules and regulations. Each of WCC and SMP agrees to make available to the other such information as each of them may reasonably request relative to the business, assets, and property of WCC or SMP, as the case may be, as may be required of each of them to file any additional information requested by such agencies under the HSR Act and any such rules and regulations. Each of WCC and SMP shall, and shall cause each of its Affiliates to, provide such additional information and documentary materials and take all reasonable actions necessary, and will cooperate with each other, to obtain approval of the transactions contemplated hereunder by the Federal Trade Commission and the Department of Justice.

                 5.  ADDITIONAL AGREEMENTS.

                 1. DISCHARGE OF WCC'S LIABILITIES. WCC covenants and agrees that it will pay and discharge, and hold SMP harmless from, each and every liability and obligation of WCC in respect of the Transferred Assets, arising from events occurring on or prior to the Closing Date, excepting only those liabilities and obligations expressly assumed by SMP at the Closing, it being understood and agreed that SMP is assuming no liabilities or obligations of WCC other than liabilities and obligations so expressly assumed by SMP.

                 2. EXPENSES. Each of the parties shall be responsible for and shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including all fees, expenses, and disbursements of the counsel, accountants, investment advisors, valuation firms, engineers, and others it has retained and any other expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with. Without limiting the generality of the foregoing, SMP shall be solely responsible for all costs and expenses incurred by SMP in any examination or investigation regarding WCC that SMP elects to carry out.

                 3. FURTHER ASSURANCES. On the Closing Date WCC shall (a) deliver to SMP bills of sale, deeds, endorsements, assignments, and other instruments of conveyance and transfer, in form reasonably satisfactory to SMP, as SMP may reasonably request or as may be otherwise reasonably necessary to vest in SMP all the right, title, and interest of WCC in, to, or under any or all of the Transferred Assets, and (b) take all steps as may be reasonably necessary to put SMP in actual possession and control of all the Transferred Assets. From time to time following the Closing, each party hereto shall execute and deliver, or cause to be executed and delivered, such other instruments of conveyance and transfer as may be reasonably requested or as may be otherwise necessary to give effect to the transactions contemplated hereby. Notwithstanding anything in this Agreement to the contrary, this

Agreement shall not constitute an agreement to assign any license, certificate, approval, authorization, lease, or other commitment included in the Transferred Assets if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof.

                 4.  PRORATIONS.

                 1. The income and, except as provided elsewhere in this Agreement, the expenses and liabilities attributable to the Transferred Assets through the Valuation Date shall be for the account of WCC. The income, expenses, and liabilities attributable to the Transferred Assets after the Valuation Date shall be for the account of SMP. Taxes shall be apportioned as set forth in paragraph 5.9.

                 2. WCC shall deliver to SMP, within 75 days after the Closing Date, a statement setting forth in reasonable detail the calculation of amounts due WCC or SMP under paragraph 5.4.1. SMP shall have 60 days after receipt thereof to review the details thereof. If SMP does not object thereto in writing during such review period, then such calculations shall be final and binding. If SMP objects thereto in writing within such review period, then the parties shall use their reasonable efforts to resolve their differences and, in the event WCC and SMP so resolve any such differences, the calculations, as adjusted by the adjustments agreed to by the parties, shall be final and binding. If WCC and SMP are unable to resolve such differences within the next 30 days following such review period, then SMP and WCC shall submit the objections that are unresolved to the Accounting Firm, which shall be instructed to resolve the unresolved objections as promptly as reasonably practicable and to deliver written notice to SMP and WCC setting forth its resolution of the disputed matters. The calculations, after giving effect to any adjustments agreed to by the parties and to the resolution of disputed matters by the Accounting Firm, shall be final and binding. Any payments required to be made by SMP or WCC in respect of such calculations shall be made promptly (but not later than five days) after the determination of such calculations that is final and binding. The Accounting Firm may employ legal counsel if necessary to its resolution and all costs of such Accounting Firm shall be shared equally by WCC and SMP.

                 5. LITIGATION ASSISTANCE. Following the Closing, SMP shall provide to WCC, and WCC shall provide to SMP, such information and documents as may be reasonably requested in connection with any suit, claim, investigation, or proceeding, pending or threatened, that relates to the Transferred Assets and in connection therewith each party shall, without limitation, make available to the other party during normal business hours (i) all books and records relating thereto in its possession, and (ii) all employees of such party or its Affiliates having knowledge of the matters in controversy. Such access shall be afforded upon receipt of reasonable advance notice and shall not unreasonably interfere with the operations of the party being requested to furnish the information. The party requesting the information shall be responsible for any significant costs or expenses incurred by the party furnishing the information pursuant to this paragraph 5.5.

                 6.  RE-PERMITTING OF PROPERTY; SECURITY; PAYMENT OF COSTS.

                 1. Promptly after the Closing, SMP shall commence its efforts to have the Assigned Property re- permitted.

                 2. On August 14, 1996, and on the 14th day of each month thereafter (each such date, a "Payment Date"), until the Release Date, SMP shall pay WCC $22,000. If the Release Date does not fall on the 13th day of a month, WCC shall refund to SMP an amount equal to $22,000 multiplied by a fraction, the numerator of which is the actual number of days from and including the immediately preceding Payment Date to and including the Release Date and the denominator of which is the actual number of days from and including the immediately preceding Payment Date to but excluding the immediately following 14th day of the month. If the 14th day of any month is not a Business Day, the payment referred to in the first sentence of this paragraph shall be made on the immediately following Business Day.

                 3. As security for its obligations under paragraphs 5.6 and 5.7, SMP shall provide at the Closing an irrevocable letter of credit from a financial institution acceptable to WCC in an amount not less than $906,000, specifying WCC as the beneficiary and no conditions to draft thereunder, and otherwise in form and substance satisfactory to WCC. Such letter of credit shall be delivered to Penn Virginia Coal Company ("PVCC"). PVCC shall deliver the letter of credit to WCC only after substantial compliance with the following procedures: (1) WCC shall give notice to PVCC and SMP requesting that PVCC actually deliver the letter of credit to WCC; (2) no later than the second Business Day after PVCC actually receives WCC's request, PVCC shall give notice to SMP informing SMP of WCC's request; and (3) on or about, but in any case no sooner than, the fifth Business Day after giving notice to SMP, PVCC shall deliver the letter of credit to WCC; provided, however, that PVCC shall not deliver the letter of credit to WCC if, in the reasonable opinion of PVCC and to its actual knowledge, such delivery is prohibited by any court or other Governmental Body. PVCC shall return the letter of credit to SMP (x) upon written notice from WCC and SMP specifying a date on which such return is to occur, and on that date the return shall occur simultaneously with the establishment of the escrow account described in paragraph 5.6.9 or (y) upon written notice by SMP to WCC and PVCC that SMP cannot satisfy the conditions to Closing set forth in paragraph 7.1. If the escrow account contemplated by paragraph 5.6.9 has not been established by October 1, 1996, PVCC shall deliver the letter of credit to WCC on October 2, 1996, and WCC shall be entitled to draw the full amount under the letter of credit and hold such amount in escrow pending establishment of such escrow account; while WCC is holding the proceeds of such draw it shall be deemed to be the "Escrow Agent" under paragraph 5.6.9 and may disburse funds from such escrow in the circumstances contemplated by paragraph 5.6.4. The parties agree that PVCC shall be entitled to conclude that the escrow account contemplated by paragraph 5.6.9 has not been established by October 1, 1996 if, on such date, PVCC is still holding such letter of credit. PVCC shall have no liability for any act or omission under this paragraph, other than for gross negligence or willful misconduct. PVCC may interplead the letter of credit in the event of any dispute concerning its delivery.

                 4. WCC shall be entitled to draw under the letter of credit or receive funds from the escrow account established pursuant to paragraph
5.6.9 in an amount equal to $22,000 if WCC has not received the payment required by paragraph 5.6.2 by the third Business Day after any Payment Date or in the amount of any Losses actually sustained or incurred by WCC in connection with or under or related to the Governmental Permits or the bonds associated therewith. WCC shall be entitled to draw under the letter of credit or receive funds from the escrow account established pursuant to paragraph 5.6.9, in an amount equal to the amount of any of the bonds associated with the Governmental Permits against which forfeiture proceedings are instituted. WCC shall be entitled to draw under the letter of credit in an amount equal to the entire undrawn amount thereof or receive all of the funds then in the escrow accounts established pursuant to paragraphs 5.6.5 and 5.6.9 if, at any time, (1) the amount undrawn under the letter of credit or the amount remaining in the escrow account is less than $700,000, or (2) any action or failure to act by SMP causes any Governmental Body to assert a permit block against WCC. If WCC shall be entitled to draw the full amount then un-drawn under the letter of credit or receive all of the funds then in the escrow accounts established pursuant to paragraphs 5.6.5 and 5.6.9, WCC shall use the proceeds only to conduct environmental maintenance, reclamation, and abatement activities related to the Governmental Permits and the bonds associated therewith and to compensate itself for Losses and Expenses incurred in connection with such permits, bonds, and environmental maintenance, reclamation, and abatement activities.

                 5. SMP shall not sell, transfer, or otherwise dispose of any of the Equipment without the prior written consent of WCC, which consent shall not be unreasonably withheld. Prior to any proposed sale, transfer, or other disposition, SMP shall inform WCC of the identity of the buyer and the amount of the consideration. SMP shall deposit such consideration in an escrow account with a financial institution acceptable to WCC pursuant to an escrow agreement, in form and substance satisfactory to WCC, for the benefit of WCC as additional security for SMP's obligations under paragraphs 5.6 and 5.7. The escrow agent shall return to SMP the funds in the escrow account on the Release Date. The escrow account established pursuant to this paragraph 5.6.5 shall be separate and distinct from the escrow account established pursuant to paragraph 5.6.9.

                 6. The term "Release Date" means the first date on which (1) SMP has in place governmental permits covering all of the Assigned Property and
(2) SMP has posted all of the bonds that are required in connection with the governmental permits described in clause (1) of this paragraph 5.6.6.

                 7. At any time, if SMP elects not to re-permit the Assigned Property, SMP shall so inform WCC, and thereafter SMP and WCC shall cooperate as necessary to effect the transfer to SMP of all of the Governmental Permits and the release of each of the bonds specified in Schedule 3.1.5 in so far as each of the foregoing relates to the Assigned Property; without limitation, SMP and WCC shall file such applications with the appropriate Governmental Body and provide such information and SMP shall provide such assurances (including substitute or replacement bonds) and shall take such further actions as may be required to effect such transfer to SMP and such release.

                 8. Until the Release Date, WCC shall have a right of entry onto the Assigned Property for the purpose of monitoring SMP's compliance with paragraphs 5.6 and 5.7 and conducting environmental maintenance, reclamation, and abatement activities. If WCC has drawn the full undrawn amount under the letter of credit or has the right to receive all of the funds then in the escrow account established pursuant to paragraph 5.6.9, WCC (1) may, but shall not be obligated to, eject SMP from the premises and conduct any environmental maintenance and reclamation and other activities WCC deems appropriate and/or (2) may, at its option, direct SMP to re-convey all of the Assigned Property to WCC, in which case SMP shall promptly do so.

                 9. Promptly after the Closing and in any event no later than May 22, 1996, SMP shall establish an escrow account with a financial institution acceptable to WCC (the "Escrow Agent") pursuant to an escrow agreement satisfactory in form and substance to WCC, and SMP shall deposit $906,000 into such escrow account. The escrow agreement shall provide that the Escrow Agent shall disburse funds from the Escrow Account to WCC only after strict compliance with the following procedures: (1) WCC shall give notice to the Escrow Agent and SMP requesting that the Escrow Agent disburse funds to WCC and the notice shall specify the amount requested to be disbursed and the actual invoices or other evidence of WCC's Losses and Expenses; (2) no later than the Business Day after the Escrow Agent receives WCC's request, the Escrow Agent shall give notice to SMP by facsimile and overnight courier service informing SMP of WCC's request, and the Escrow Agent's notice shall include copies of the documentation provided by WCC; and (3) on the third Business Day after giving notice to SMP, the Escrow Agent shall disburse the requested funds to WCC; provided, however, that the Escrow Agent shall not disburse such funds to WCC if such disbursement is prohibited by any court or other Governmental Body. The Escrow Agent shall return any funds in the escrow account to SMP, and the escrow shall be dissolved, on the Release Date. SMP may withdraw funds from the escrow account if and to the extent that such funds are used to secure bonds that replace the bonds identified on Schedule 3.1.5. SMP shall pay the Escrow Agent's fees and expenses.

                 10. WCC shall provide SMP with copies of any notices (including notices of violation), cessation orders, communications, or other written materials relating to the Governments Permits or the bonds associated therewith that WCC receives the same. WCC may consult with SMP concerning environmental maintenance and reclamation activities at the request of SMP.

                 7.  PERMITS AND BONDS.

                 1. From and after the Closing Date SMP shall conduct all environmental maintenance and reclamation activities necessary to achieve or maintain compliance with each of the Governmental Permits and each of the bonds specified on Schedule 3.1.5 and SMP shall diligently prosecute such activities and all other reclamation and abatement activities required by law. On the Closing Date, SMP shall assume all liabilities and obligations of WCC under all Environmental or Mining Laws and Governmental Permits relating to the Assigned Property and the Equipment, except those referred to in Paragraph 1.4.2.

                 2. SMP shall indemnify WCC and hold WCC harmless from and against any and all Loss and Expense incurred by WCC and (1) arising out of any and all Governmental Permits relating to the Assigned Property and the bonds related thereto after the Closing Date and (2) relating to or arising from Environmental or Mining Laws and relating to the Assigned Property and the Equipment after the Closing Date, except as noted in paragraph 1.4.2.

                 8.  UMWA AGREEMENT.

                 1. SMP acknowledges that the operations that are to be purchased by this Agreement are covered by the UMWA Agreement. SMP agrees that, as a condition of this Agreement, it shall execute the Successor UMWA Agreement and provide to WCC a letter in the form set forth in Exhibit F to this Agreement and the appendix to such letter.

                 2. SMP shall indemnify WCC and hold WCC harmless from and against any and all Loss and Expense incurred by WCC and arising from the failure by SMP to execute, comply with and discharge in full SMP's obligations under the Successor UMWA Agreement, provided that SMP shall have no obligation to pay any benefit to (a) any WCC employee not employed by SMP at the Assigned Property on or after the Closing Date or (b) any dependent of any such employee.

                 9.  TAXES.

                 1. As between WCC and SMP, (a) WCC shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Transferred Assets, in each case attributable to taxable periods (or portions thereof) ending on or prior to the Valuation Date, and (b) SMP shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Transferred Assets that are attributable to taxable periods (or portions thereof) beginning after the Valuation Date. For purposes of this paragraph 5.9, any taxable period beginning before and ending after the Valuation Date shall be treated as two partial periods, one ending on the Valuation Date and the second beginning after the Valuation Date, except that Taxes (such as property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

                 2. Notwithstanding paragraph 5.9.1, any sales Tax, use Tax, real property transfer or gains Tax, documentary stamp tax or similar Tax attributable to the sale or transfer of the Transferred Assets shall be paid by SMP. SMP and WCC agree to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or make a report with respect to, such Taxes.

                 3. WCC or SMP, as the case may be, shall provide reimbursement for any Tax paid by one party all or a portion of which is the responsibility of the other party in accordance with the terms of this paragraph 5.9. Within a reasonable time prior to the payment of any said Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

                 4. SMP shall promptly notify WCC in writing upon receipt by SMP of notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments which may materially affect the Tax liabilities for which WCC would be required to indemnify SMP pursuant to paragraph 5.9.1, provided, that failure to comply with this provision shall not affect SMP's right to indemnification hereunder.

                 5. WCC shall have the sole right to represent the interests of itself and its Affiliates in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Valuation Date, and to employ counsel of its choice at its expense. SMP reserves the right to represent its interests in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Valuation Date, and to employ counsel of its choice at its expense. In the case of a taxable year or period beginning before and ending after the Valuation Date, WCC shall be entitled to participate at its expense in any Tax audit or administrative or court proceeding relating in whole or in part to Taxes attributable to the portion of such taxable year or period ending on the Valuation Date and, with the written consent of SMP and at its sole expense, may assume the entire control of such audit or proceeding. SMP shall not agree to settle any Tax claim for the portion of any taxable year or period ending on or before the Valuation Date which may be the subject of indemnification by WCC under paragraph 5.9.1 without the prior written consent of WCC.

                 10. USE OF POWER LINE. SMP shall promptly arrange with Old Dominion Power to switch the meter on the Existing Power Line into SMP's name or otherwise to arrange with Old Dominion Power for SMP to be billed directly for the power transmitted along the Existing Power Line. From and after June 1, 1996, and on the first Business Day of each calendar month thereafter until WCC has been completely released from all obligations to Old Dominion Power relating to the Existing Power Line (the "Power Release"), SMP shall pay WCC a maintenance fee of $10,000 per month for June and July and $15,000 per month thereafter, pro-rated for the month in which the Power Release occurs.

                 11. DISCHARGE FROM WENTZ NO. 1 AND NO. 2 AND WEST FORK NO. 1 MINES. If PCB contamination is detected in the water discharged from the Wentz No. 1 and No. 2 and the West Fork No. 1 mines, WCC shall bear the financial cost of bringing the discharge into compliance with all Requirements of Laws concerning PCB's. WCC shall have the option to select the means, manner, and method of bringing about such compliance, and in particular WCC shall have the option to perform such work itself or have such work performed by a contractor selected by WCC. If WCC elects to bring about such compliance itself or through a contractor it retains, SMP shall cooperate with WCC or such contractor as necessary to permit WCC or such contractor to bring about such compliance in an efficient manner. If, within 5 Business Days after WCC receives a Discharge Notice, WCC has not either itself commenced work to bring about such compliance or caused a contractor to commence work to bring about such compliance, SMP may, but shall have no obligation to, commence such work, and WCC shall indemnify and hold SMP harmless from and against any Losses actually sustained or incurred by SMP in connection with bringing the discharge into compliance.

                 6.       INDEMNIFICATION.

                 1. INDEMNIFICATION BY WCC. WCC agrees to indemnify and hold harmless each SMP Group Member from and against any and all Loss and Expense imposed upon or incurred by such SMP Group Member as a result of, in connection with, or arising from:

                          (i) any breach by WCC, or default in the performance by WCC, of any covenant, agreement, or obligation to be performed by WCC pursuant to this Agreement or any WCC Ancillary Agreement;

                     (ii) any breach of any warranty or the inaccuracy of any representation of WCC contained or referred to in this Agreement or any certificate delivered by or on behalf of WCC pursuant hereto;

                    (iii) any failure of WCC to obtain prior to the Closing any consent required for the consummation of the transactions contemplated hereby or by the WCC Ancillary Agreements, including those set forth in Schedule 3.1.2; and

                     (iv) the failure of WCC to satisfy or perform any of the liabilities or obligations not assumed by SMP pursuant to this Agreement;

provided, however, that WCC shall be required to indemnify and hold harmless with respect to Loss and Expense incurred by SMP Group Members under clauses
(i), (ii), and (iii) of this paragraph 6.1 (other than Loss and Expense incurred as a result of inaccuracies of the representations and warranties contained in paragraphs 3.1.1, 3.1.2, and 3.1.9, as to which this proviso shall have no effect) only to the extent that the aggregate amount of such Loss and Expense exceeds $250,000 and is no greater than $4,000,000. The indemnification provided for in this paragraph 6.1 shall terminate two years after the Closing Date (and no claims shall be made by any SMP Group Member under this paragraph 6.1 thereafter), except that the indemnification by WCC shall continue as to:

                          (A) the obligations and representations of WCC under the Instrument of Assignment, as to which no time limitation shall apply;

                          (B) the representations and warranties set forth in paragraphs 3.1.1 and 3.1.2, as to which no time limitation shall apply; and

                          (C) any Loss or Expense of which any SMP Group Member has notified WCC in accordance with the requirements of paragraph 6.3 hereof on or prior to the date such indemnification would otherwise terminate in accordance with this paragraph 6.1, as to which the obligation of WCC shall continue until the liability of WCC shall have been determined pursuant to this paragraph 6.1, and WCC shall have reimbursed all SMP Group Members for the full amount of such Loss and Expense in accordance with this paragraph 6.1.

                 1. INDEMNIFICATION BY SMP. SMP agrees to indemnify and hold harmless each WCC Group Member from and against any and all Loss and Expense imposed upon or incurred by such WCC Group Member as a result of, in connection with, or arising from:

                 (i) any breach by SMP, or default in the performance by SMP, of any covenant, agreement, or obligation to be performed by SMP pursuant to this Agreement or any SMP Ancillary Agreement;

             (ii) any breach of any warranty or the inaccuracy of any representation of SMP contained or referred to in this Agreement or in any certificate delivered by or on behalf of SMP pursuant hereto;

            (iii) any and all claims by any third Person arising from the failure to pay, perform, or discharge any of the Assumed Liabilities after the Closing Date, including any lease, sublease, or agreement expressly assumed by SMP pursuant to the terms of this Agreement, or any act or omission by SMP occurring on or after the Closing Date with respect to any of the Assumed Liabilities; and

             (iv) any and all debts, obligations, and liabilities resulting from or in connection with SMP's ownership of the Transferred Assets arising or occurring after the Closing;

provided, however, that SMP shall be required to indemnify and hold harmless under clauses (i) and (ii) of this paragraph 6.2 (except with respect to Loss or Expense under paragraphs 3.2.1, 3.2.2, and 3.2.4, as to which this limitation shall have no effect) with respect to Loss and Expense incurred by WCC Group Members only to the extent that the aggregate amount of such Loss and Expense exceeds $250,000 but is not greater than $4,000,000. The indemnification provided for in this paragraph 6.2 shall terminate two years after the Closing Date (and no claims shall be made by any WCC Group Member under this paragraph 6.2 thereafter), except that the indemnification by SMP shall continue as to:

                          (A) the obligations and representations of SMP under the Instrument of Assumption, as to which no time limitation shall apply; and

                          (B) any Loss or Expense of which WCC has notified SMP in accordance with the requirements of paragraph 6.3 hereof on or prior to the date such indemnification would otherwise terminate in accordance with this paragraph 6.2, as to which the obligation of SMP shall continue until the liability of SMP shall have been determined pursuant to this paragraph 6.2, and SMP shall have reimbursed all WCC Group Members for the full amount of such Loss and Expense in accordance with this paragraph 6.2.

The indemnification provided in this paragraph 6.2 is in addition to any other provision of this Agreement providing for indemnification, including paragraphs 5.6, 5.7, and 5.8.

                 1. NOTICE OF INDEMNITY CLAIMS. (a) Any SMP Group Member or WCC Group Member (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim and a reference to the provision of this Agreement or any other agreement, document, or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and provided, further, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

                 (b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this paragraph 6 shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Loss and Expense suffered by it.

                 2. THIRD PERSON CLAIMS. (a) Subject to paragraph 6.4(b), the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise, or settlement of any third Person claim, action, or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that the Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action, or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld), pay, compromise, or settle any such claim, action, or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnitor shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action, or suit shall be adversely determined, such Indemnitor has an obligation to provide indemnification hereunder to such Indemnified Party.

                 (b) If any third Person claim, action, or suit against any Indemnified Party is solely for money damages or, where WCC is the Indemnitor, will have no continuing effect in any material respects on the Transferred Assets, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise, or settlement of any such third Person claim, action, or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action, or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle, or compromise any such claim, action, or suit; provided, that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder.

                 2.  CONDITIONS PRECEDENT.

                 1. CONDITIONS PRECEDENT TO PERFORMANCE BY WCC . The performance of the obligations of WCC hereunder is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived by WCC, in whole or in part, without prior notice:

                 1. PERFORMANCE OF AGREEMENT; ACCURACY OF REPRESENTATIONS AND WARRANTIES. SMP shall have performed, satisfied, and complied with all covenants, agreements, and obligations required by this Agreement to be performed or complied with by SMP on or prior to the Closing Date; each of the representations and warranties of SMP contained or referred to in this Agreement shall be true and correct on the Closing Date in all material respects as though made on and as of the Closing Date, except for changes therein specifically permitted by any such agreement or resulting from any transaction expressly consented to in writing by WCC or any transaction contemplated by any such agreement; and there shall have been delivered to WCC a certificate to such effect, dated the Closing Date and signed on behalf of SMP by the President or any Vice President thereof.

                 2. NO RESTRAINT OR LITIGATION. The waiting period under the HSR Act shall have expired or been terminated (if a filing under the HSR Act is required in connection with the transactions contemplated hereby), and no action, suit, or proceeding by any Governmental Body shall have been instituted or threatened to restrain, prohibit, or otherwise challenge the legality or validity of the transactions contemplated hereby.

                 3. NECESSARY GOVERNMENTAL APPROVALS. WCC shall have received all approvals and actions of or by all Governmental Bodies necessary to consummate the transactions contemplated hereby that are required to be obtained prior to the Closing by applicable Requirements of Laws.

                 4. NECESSARY CONSENTS. WCC shall have received, on or before the Closing Date, the material consents from third parties to complete the transactions contemplated by this Agreement set forth in Schedule 7.1.4.

                 5. RELEASES. WCC shall have been released from each of the obligations set forth in Schedule 7.1.5.

                 6. DOCUMENTS DELIVERED. The form and substance of all documents to be delivered by or relating to SMP under this Agreement shall be satisfactory in all reasonable respects to WCC.

                 7. CORPORATE APPROVALS. The Board of Directors of WCC shall have approved the performance of this Agreement and the transactions contemplated hereby.

                 8. SIMULTANEOUS TRANSACTIONS. PVC shall have performed, observed, and complied with all covenants, agreements, and conditions required by the WCC-PVC Agreement and the PVC-SMP Agreement and the documents ancillary thereto to be performed, observed, and complied with on its part prior to or as of the Closing. SMP shall have performed, observed, and complied with all covenants, agreements, and conditions required by the WCC-SMP Agreement and the PVC-SMP Agreement and the documents ancillary thereto to be performed, observed, and complied with on its part prior to or as of the Closing. The Closing hereunder will not occur unless the respective closings under each of the PVC-SMP Agreement, the WCC-PVC Agreement, and the WCC-SMP Agreement occur prior to or simultaneously with the Closing.

                 2. CONDITIONS PRECEDENT TO PERFORMANCE BY SMP. The performance of the obligations of SMP hereunder is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived by SMP, in whole or in part, without prior notice:

                 1. PERFORMANCE OF AGREEMENT; ACCURACY OF REPRESENTATIONS AND WARRANTIES. WCC shall have performed, satisfied, and complied with all covenants, agreements, and obligations required by this Agreement to be performed or complied with by WCC on or prior to the Closing Date; each of the representations and warranties of WCC contained or referred to in this Agreement shall be true and correct on the Closing Date in all material respects as though made on and as of the Closing Date, except for changes therein specifically permitted by any such agreement or resulting from any transaction expressly consented to in writing by SMP or any transaction contemplated by any such agreement; and there shall have been delivered to SMP a certificate to such effect, dated the Closing Date and signed on behalf of WCC by the President or any Vice President thereof.

                 2. NO CHANGES OR DESTRUCTION OF TRANSFERRED ASSETS. Between the date hereof and the Closing Date, there shall have been (a) no material adverse change in the Transferred Assets; (b) no material adverse federal or state legislative or regulatory change affecting the Transferred Assets; and
(c) no material damage to the Transferred Assets by fire, flood, casualty, act of God or the public enemy, or other cause, regardless of insurance coverage for such damage; and there shall have been delivered to SMP a certificate to such effect, dated the Closing Date and signed on behalf of WCC by the President or any Vice President thereof.

                 3. NO RESTRAINT OR LITIGATION. The waiting period under the HSR Act shall have expired or been terminated (if a filing under the HSR Act is required in connection with the transactions contemplated hereby), and no action, suit, or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

                 4. NECESSARY GOVERNMENTAL APPROVALS. The parties shall have received all approvals and actions of or by all Governmental Bodies that are necessary to consummate the transactions contemplated hereby, that are either specified in Schedule 3.1.5 or otherwise required to be obtained prior to the Closing by applicable Requirements of Laws, or that are necessary to prevent a material adverse change in the Transferred Assets.

                 5. NECESSARY CONSENTS. WCC shall have received consents, in form and substance reasonably satisfactory to SMP, to the transactions contemplated hereby that are specified in Schedule 7.1.4.

                 6. DOCUMENTS DELIVERED. The form and substance of all documents to be delivered by or relating to WCC under this Agreement shall be satisfactory in all reasonable respects to SMP.

                 7. SIMULTANEOUS TRANSACTIONS. PVC shall have performed, observed, and complied with all covenants, agreements, and conditions required by the WCC-PVC Agreement and the PVC-SMP Agreement and the documents ancillary thereto to be performed, observed, and complied with on its part prior to or as of the Closing. SMP shall have performed, observed, and complied with all covenants, agreements, and conditions required by the WCC-SMP Agreement and the PVC-SMP Agreement and the documents ancillary thereto to be performed, observed, and complied with on its part prior to or as of the Closing. WCC shall have performed, observed, and complied with all covenants, agreements, and conditions required by the WCC-PVC Agreement and the WCC-SMP Agreement and the documents ancillary thereto to be performed, observed, and complied with on its part prior to or as of the Closing. The Closing hereunder will not occur unless the respective closings under each of the PVC-SMP Agreement, the WCC-PVC Agreement, and the WCC-SMP Agreement occur prior to or simultaneously with the Closing.

                 3.  TERMINATION.

                 1. TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

                 (a) by the mutual consent of the Board of Directors of SMP and the Board of Directors of WCC;

                 (b) by SMP or WCC if the Closing shall not have occurred on or before May 20, 1996 (or such later date as may be mutually agreed to by SMP and WCC) (the "Termination Date");

                 (c) by SMP (1) in the event all conditions precedent set forth in paragraph 7.2 have not been satisfied by the Termination Date or (2) in the event of any material breach of any agreements, representations, or warranties of WCC contained herein and the failure of WCC to cure such breach within thirty Business Days after receipt of notice from Assignee requesting such breach to be cured or (3) if between the date hereof and the Closing Date, SMP has received WCC Additional Disclosure and such WCC Additional Disclosure would have an adverse effect on the Transferred Assets or the transactions contemplated hereby, by giving written notice of termination within 5 Business Days after receiving such WCC Additional Disclosure; or

                 (d) by WCC (1) in the event all conditions precedent set forth in paragraph 7.1 have not been satisfied by the Termination Date or (2) in the event of any material breach by SMP of any agreements, representations, or warranties of SMP contained herein and the failure of SMP to cure such breach within ten Business Days after receipt of notice from WCC requesting such breach to be cured or (3) if between the date hereof and the Closing Date, WCC has received SMP Additional Disclosure and such SMP Additional Disclosure would have an adverse effect on SMP or the transactions contemplated hereby, by giving written notice of termination within 5 Business Days after receiving such SMP Additional Disclosure.

                 1. NOTICE OF TERMINATION. Any party desiring to terminate this Agreement pursuant to paragraph 8.1 hereof shall give notice of such termination to the other party.

                 2. EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to this paragraph 8, all further obligations of the parties under this Agreement (other than paragraphs 5.2 and 9.13) shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                 2.  MISCELLANEOUS AGREEMENTS.

                 1. EXHIBITS AND SCHEDULES. The Exhibits and Schedules referred to in this Agreement shall be deemed to be incorporated herein by reference and made a part hereof as if set out in full herein.

                 2. TIME OF THE ESSENCE. Time is of the essence of this Agreement.

                 3. ASSIGNMENT. The rights of SMP and WCC under this Agreement shall not be assignable by such party hereto, except to an Affiliate, prior to the Closing without the written consent of the other, which consent may be withheld for any reason. Following the Closing, either party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

                 4. SURVIVAL OF PROVISIONS. The representations and warranties contained in paragraph 3 of this Agreement shall survive the consummation of the transactions contemplated by this Agreement but solely for the purpose of creating rights under paragraph 6 of this Agreement.

                 5. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws (as opposed to the conflicts of law provisions) of the Commonwealth of Virginia.

                 6. NOTICES. All notices, requests, demands, and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given on the date of delivery personally or of deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed as follows or to such other person or address as either party shall designate by notice to the other party in accordance herewith:


                 To WCC:          Westmoreland Coal Company
                                  2 North Cascade Avenue, 14th Floor
                                  Colorado Springs, Colorado  80903
                                  Attn:  General Counsel


                 To SMP:          Stonega Mining and Processing Company
                                  P.O. Box 469
                                  Appalachia, Virginia 24219
                                  Attn:  Harry Meador


                 1. COUNTERPARTS. This Agreement may be executed by the parties in one or more counterparts, all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of WCC and SMP.

                 2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

                 3. SUBROGATION. Nothing in this Agreement, express or implied, including the indemnities of paragraph 6, shall be deemed to create in any Person other than the parties signatory hereto and successors and assigns permitted by paragraph 9 hereof (i) any right, remedy, or claim under or by reason of this Agreement or (ii) any rights of subrogation from, through, or under any indemnified party because of any claim paid or defense provided or otherwise.

                 4. RECORDING. This Agreement shall not be filed or recorded in any office for the recording of deeds or documents.

                 5. SEVERABILITY OF PROVISIONS. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any Person or circumstances shall, to any extent and for any reason, be held in any proceeding to be invalid, illegal, or unenforceable, such provision, or the application thereof to any Person or circumstance, shall be ineffective to the extent, but only to the extent, of such invalidity, illegality, or unenforceability without invalidating the remainder of such invalid, illegal, or unenforceable provision or any other provisions hereof or the application of such provision to persons or circumstances other than those to which it was held to be invalid, illegal, or unenforceable, but only if and to the extent such construction would not materially and adversely frustrate the parties' essential objectives as expressed herein.

                 6. ENTIRE AGREEMENT; AMENDMENTS; WAIVERS. This Agreement (including the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto) constitutes the entire agreement of the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, representations, understandings, or letters of intent of the parties hereto, including the Confidentiality Agreement. This Agreement shall not be amended, modified, or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

                 7. CONFIDENTIAL NATURE OF INFORMATION. Each party agrees that it will treat in confidence all documents, materials, and other information that it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein, and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of non-public documents and materials that have been furnished in connection therewith. Such documents, materials, and information shall not be communicated to any third Person (other than, in the case of SMP, to its counsel, accountants, advisors, or lenders, and in the case of WCC, to its counsel, accountants, or advisors). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Transferred Assets; provided, however, that after the Closing SMP may use or disclose any confidential information related to the Transferred Assets. The obligation of each party to treat such documents, materials, and other information in confidence shall not apply to any information that (i) is or becomes available to such party from a source other than such party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents,
(iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

                 8. INCORPORATION BY REFERENCE. Any fact, information, matter, item, or condition set forth on any Schedule to this Agreement shall be incorporated by reference and deemed to have been fully set forth on each other Schedule to this Agreement.

                 9. RULES OF INTERPRETATION. The following rules shall govern the interpretation of this Agreement and the exhibits hereto:

                 1. The titles and headings contained in this Agreement (including in the Exhibits and Schedules hereto) are included for purposes of convenience only and shall not be considered in construing or interpreting any provision of this Agreement.

                 2. Words importing the singular include the plural and words importing the plural include the singular and words importing gender include the masculine, feminine, and neuter genders.

                 3. A reference to any agreement means the agreement as amended, modified, or supplemented from time to time. A reference to any schedule to this Agreement means the schedule as amended, modified, or supplemented from time to time.

                 4. A reference to any law includes any amendment or modification thereto and any successor statute. Such reference does not encompass post-closing enactments creating new statutory liabilities.

                 5. A reference to any Person includes its permitted successors and assigns.

                 6. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

                 7. The rule of contra proferentum shall not be applied in interpreting this Agreement.

                 8. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole, including all exhibits and schedules hereto, and not to any particular provisions of this Agreement, and references to paragraphs, schedules, and exhibits are to paragraphs, schedules, and exhibits to this Agreement unless the context clearly requires otherwise.

                 9. The words "includes" or "including" shall mean "includes, without limitation" and "including, without limitation."

                 10. The parties understand that fees, penalties, or interest incurred or assessed subsequent to the Closing Date will "relate solely to violations of law or other action that occurred prior to the Closing Date" if and only if all acts or events that gave rise to the incurrence or assessment of the fees, penalties, or interest -- other than administrative or other proceedings by a Governmental Body involved with such assessment -- occurred prior to the Closing Date. The parties understand that fines, fees, or penalties resulting from a governmental audit conducted after the Closing Date will "relate solely to periods prior to the Closing Date" if and only if all acts or events that gave rise to the incurrence or assessment of the fines, fees, or penalties -- other than administrative or other proceedings by a Governmental Body and the audit itself -- occurred prior to the Closing Date.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        WESTMORELAND COAL COMPANY
Witness:


                                        By:
- ------------------                            ----------------------------------
                                              Name:
                                              Title:


                                        STONEGA MINING AND PROCESSING COMPANY
Witness:

                                        By:
- ------------------                            ----------------------------------
                                              Name:
                                              Title: